Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 20, 2024 which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, relating to the consolidated financial statements of Impact Biomedical, Inc. as of and for the years ended December 31, 2023 and 2022. We also consent to the reference of our firm under the heading “Experts” appearing therein.

GRASSI & CO., CPAs, P.C.

June 11, 2024